SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                       -----------------------------------


                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported): December 07, 2000



                             TAMBORIL CIGAR COMPANY
               (Exact name of registrant as specified in charter)

          Delaware                     0-22573                   65-0774638
(State or other jurisdiction    (Commission File Number)        (IRS Employer
      of Incorporation)                                      Identification No.)

111 S.W. 3rd Street, Suite 701, Miami, Florida                     33130
(Address of principal executive offices)                         (Zip Code)

Registrant's telephone number, including area code: 305-653-3201
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                                Table of Contents

                                       8-K
Item 3(b)..................................................  1

EX-2.1.....................................................  4

Item 3(b). Bankruptcy or Receivership

     On December 7, 2000, the United Bankruptcy Court for the Southern District of Florida (the "Bankruptcy Court") entered an order (the "Order") confirming the Amended Plan of Reorganization for Debtors under Chapter 11 of the United States Bankruptcy Code (the "Plan") in the Chapter 11 Cases of Tamboril Cigar Company ("Tamboril"), Tamboril Cigar International, Inc. ("TCI"), and Diversified Tobacco Company ("DTC") (collectively "Debtors"). On the Effective Date of the Plan which shall occur no later than February 15, 2001, Tamboril will continue to exist as a separate corporate entity and TCI and DTC will be dissolved. Defined terms not otherwise defined herein shall have the same meaning ascribed to them as in the Plan. A copy of the Plan dated August 9, 2000 is attached and is incorporated herein by reference. See Ex.-2.1.

     The Plan provides that the holders of the Infinity DIP Claim which is an Allowed Claim, are to receive payment in cash including cash from the Valpersa Collateral Account in an amount up to the amount of the Infinity DIP Claim. Holders of Allowed Administrative Expense Claims are to receive the amount of such holder's Allowed Claim in one cash Payment on the Distribution Date. Holders of Allowed Priority Tax Claims will receive compensation in the amount of such holder's Allowed Claim. The holders of Allowed Infinity Secured Claims are to receive the balance of the available cash remaining after payment of the Infinity DIP Claim, in an amount equal up to the amount of the Infinity Secured Claims. Holders of Allowed General Unsecured Claims who elected to be paid from the General Unsecured Claims Account will receive a pro-rata share of $50,000. Holders of Allowed Unsecured Claims who elected to be paid from the Valpersa Collateral Account will receive any remaining cash after the payment in full of the Infinity DIP Claim and the Infinity Secured Claims. The Infinity Parties who are holders of Allowed Debenture Claims are entitled to convert their Debentures into Tamboril Common Stock under the existing terms of the Debentures. The Infinity Parties who are holders of Allowed Preferred Equity Interests are entitled to convert their Preferred Equity Interests into Tamboril Common Stock under the existing terms of the Certificate of Designation of Series B Preferred Stock of Tamboril Cigar Company. Upon exercising their conversion rights on or before the Effective Date, the Infinity Parties will own in excess of 90% of the outstanding Tamboril Common Stock. The existing holders of Tamboril Common Stock shall retain such interests, subject to the Infinity Parties' exercise of their conversion rights. All Common Equity Interests in TCI and DTC will be deemed extinguished and canceled on the Effective Date. All Warrants shall be deemed extinguished and canceled on the Effective Date.

     As of the date of the Order, 13,356,632 shares of Tamboril common stock were issued and outstanding. Pursuant to its amended Certificate of Incorporation which will become effective on the Effective Date, Tamboril's authorized capital stock will consist of 500 million shares of which 400 million shares are designated as common stock, par value $.0001 per share and 100 million shares of which are designated as preferred stock, par value $.0001 per share. Upon the Infinity Parties election pursuant to the terms of the Plan to convert their Debentures and Preferred Equity Interests into Tamboril common stock the Infinity Parties will own in excess of 90% of the outstanding Tamboril Common Stock.

     No information as to assets and liabilities of the registrants were provided to the Court as part of the Plan other than the Debtors' Schedules of Assets and Liability filed with the Bankruptcy Court.


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                                  EXHIBIT INDEX
Exhibit
  No.             Description
--------          -----------
  2.1             Plan of Reorganization filed on August 9, 2000

                                   SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                                  TAMBORIL CIGAR COMPANY.

Date:  December 22, 2000                          By: /s/ Alan Goldberg
                                                     ------------------------
                                                     Alan Goldberg
                                                     President